UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

WTC Free Zone

Dr. Luis Bonavita 1294, Of. 1733, Tower II

Montevideo, Uruguay, 11300

(Address of registrant’s principal executive offices) (Zip Code)

+598-2-927-2770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2022, MercadoLibre, Inc. (the “Company”), as borrower, entered into a $400,000,0000 revolving credit agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”), Citibank, N..A. as administrative agent (the “Administrative Agent”) and MercadoLibre S.R.L., Ebazar.com.br Ltda, Ibazar.com Atividades De Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., Deremate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., Mercado Libre Chile Ltda., and Mercadolibre Colombia Ltda as initial guarantors (the “Initial Guarantors”).

The Company’s obligations under the Credit Agreement are guaranteed by the Initial Guarantors. Additional guarantors may be added and existing guarantors may be removed, as specified in the Credit Agreement, provided that no Initial Guarantor may be excluded if excluding such Initial Guarantor would result in the aggregate revenues of all guarantors representing less than 75% of the revenues of the Company.

The interest rates under the revolving credit facility (the “facility”) are based on Adjusted Term SOFR plus an interest margin of 1.25% per annum. Any loans drawn from the facility must be repaid on or prior to March 31, 2025.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including covenants that limit (subject to certain exceptions) the ability of Company and its restricted subsidiaries to, among other things, change the business of the Company or the guarantors, merge or dispose of assets, grant liens or enter into any sale or lease-back transactions. The Credit Agreement also requires the Company to maintain a minimum of cash, cash equivalents and short-term investments of $600,000,000.

The Credit Agreement provides for customary events of default, including, without limitation, nonpayment, material misrepresentation, breach of covenants, insolvency, bankruptcy, certain judgments, change of control and cross-events of default on material indebtedness, each of which are defined in the Credit Agreement.

The description of the Credit Agreement, and the guarantees provided thereunder, is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.01	Credit Agreement, dated March 31, 2022, among MercadoLibre, Inc., as borrower, into a revolving credit agreement for $400,000,000 among the lenders party thereto, Citibank, N..A. as administrative agent, and bookrunners, and MercadoLibre S.R.L., Ebazar.com.br Ltda, Ibazar.com Atividades De Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., Deremate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., Mercado Libre Chile Ltda., and Mercadolibre Colombia Ltda as initial guarantors.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: March 31, 2022	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.01	Credit Agreement, dated March 31, 2022, among MercadoLibre, Inc., as borrower, into a revolving credit agreement for $400,000,000 among the lenders party thereto, Citibank, N..A. as administrative agent, and MercadoLibre S.R.L., Ebazar.com.br Ltda, Ibazar.com Atividades De Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., Deremate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., Mercado Libre Chile Ltda., and Mercadolibre Colombia Ltda as initial guarantors.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.